UNITED STATES

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U.S. GOLD CORP.

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U.S. Gold Corp. Sets Annual General Meeting (AGM) Date

ELKO, NV, October 7, 2020 – U.S. Gold Corp. (NASDAQ: USAU) (the “Company”), a gold exploration and development company, is pleased to announce that it will hold its Annual General Meeting (“AGM”) on Monday, November 9, 2020 at 8:00am PT. Due to COVID-19 considerations, the Company has decided to hold its AGM virtually. Shareholders will be able to login and participate in the AGM using the following details:

Event:	U.S. Gold Corp. Annual General Meeting

Date:	Monday, November 9, 2020

Time:	8:00am PT

Location:	Virtual – login details available at: www.usgold.vote

The record date for the Annual General Meeting is September 18, 2020. Only shareholders of record at the close of business on September 18, 2020, may vote at the meeting. As permitted by the “Notice and Access” rules of the U.S. Securities and Exchange Commission, the Company mailed shareholders as of the record date a Notice of Internet Availability of Proxy Materials and has posted its proxy materials online at: www.usgold.vote. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the Company’s proxy materials online, including its proxy statement and Annual Report on Form 10-K for the year ended April 30, 2020, as well as instructions on how shareholders may vote their shares at the AGM. Shareholders may request paper copies of the proxy materials and the Annual Report by following the instructions in Notice of Internet Availability of Proxy Materials.

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded, U.S. focused gold exploration company. U.S. Gold Corp. has a portfolio of exploration properties. Copper King, now the CK Gold Project, is located in Southeast Wyoming and has a Preliminary Economic Assessment (PEA) technical report, which was completed by Mine Development Associates. Keystone and Maggie Creek are exploration properties on the Cortez and Carlin Trends in Nevada. The Challis Gold Project is located in Idaho. For more information about U.S. Gold Corp., please visit www.usgoldcorp.gold

Safe Harbor

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements are based on U.S. Gold Corp.’s current expectations, and actual results could differ materially from such statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: the prevailing market conditions for metal prices and mining industry cost inputs, environmental and regulatory risks, risks faced by junior companies generally engaged in exploration activities, whether U.S. Gold Corp. will be able to raise sufficient capital to implement future exploration programs, COVID-19 uncertainties, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company makes no representation or warranty that the information contained herein is complete and accurate and we have no duty to correct or update any information contained herein.

For additional information, please contact:

U.S. Gold Corp. Investor Relations:

+1 800 557 4550

ir@usgoldcorp.gold

www.usgoldcorp.gold